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                                                                   EXHIBIT 10.10

                           MONTPELIER RE HOLDINGS LTD.
                              PERFORMANCE UNIT PLAN

1.    PURPOSE

      The purpose of the Montpelier Re Holdings Ltd. Performance Unit Plan (the "Plan") is to advance the interests of Montpelier Re Holdings Ltd. (the "Company") and its Members by providing long-term incentives to certain key employees of the Company and of its Subsidiaries.

2.    ADMINISTRATION

      The Plan shall be administered by a committee (the "Committee") comprised of the members of the Compensation Committee of the Board of Directors of the Company (the "Board"). The Committee shall have exclusive authority to select the employees to be granted performance unit awards under the Plan ("Awards"), to determine the size and terms of the Awards, to determine the performance targets, and to prescribe the form of the instruments embodying Awards. The Committee shall be authorized to interpret the Plan and any instruments related to Awards, to establish, amend and rescind any rules and regulations relating to the Plan or to Awards and to make any other determinations that it believes are necessary or advisable for the administration of the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any instruments related to Awards in the manner and to the extent the Committee deems desirable to carry it into effect. Any decision of the Committee in the administration of the Plan, as described herein, shall be final and conclusive. The Committee may act only by a majority of its members in office, except that the members thereof may authorize any one or more of their number or any officer of the Company to execute and deliver documents and to take other actions on behalf of the Committee. No member of the Committee shall be liable for anything done or omitted to be done by him or by any other member of the Committee in connection with the Plan, except for his own willful misconduct or as expressly provided by statute.

3.    PARTICIPATION

      (a) Participation of Employees. Only those key employees of the Company or a Subsidiary thereof who are selected by the Committee shall be eligible to receive Awards. No employee or other person shall have any claim or right to be granted an Award under the Plan and the granting of an Award to an employee shall not entitle that employee to any future grants of Awards.

      (b) Participation of Subsidiaries. If a Subsidiary of the Company wishes to participate in the Plan and its participation shall have been approved by the Board, the Board of Directors of the Subsidiary shall adopt a resolution in form and substance satisfactory to the Committee authorizing participation by the Subsidiary in the Plan. A Subsidiary may cease to participate in the Plan at any time by action of the Board or by action of the Board of Directors of such Subsidiary, which latter action shall be effective not earlier than the date of delivery to the Secretary of the Company of a certified copy of a resolution of the Subsidiary's Board of Directors taking such action. Termination of participation in the Plan shall not relieve a Subsidiary of any obligations theretofore incurred by it under the Plan.


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4.    AWARDS

      (a)   Type of Awards. Awards shall be limited to Performance Units.

      (b) Rights With Respect to Performance Units Paid with Shares. An employee to whom Performance Units are granted (and any person succeeding to such employee's rights pursuant to the Plan) shall have no rights as a holder with respect to any Share issuable pursuant thereto until the date of the entry of the holder's name and address in the Company's Register of Members. Except as provided in paragraph 8, no adjustment shall be made for dividends, distributions or other rights (whether ordinary or extraordinary, and whether in cash, securities or other property) the record date for which is prior to the date such Share certificate is issued.

5.    PERFORMANCE UNITS

      The Award of Performance Units to a participant will entitle him to receive, without payment to the Company, all or part of a specified amount (the "Actual Value") determined by the Committee, if the terms and conditions specified herein and in the Award are satisfied. Payment in respect of an Award shall be made as provided in subparagraphs 5(e) or 5(f), as the case may be. Each Award of Performance Units shall be subject to the following terms and conditions:

      (a) Number of Awards and Terms and Conditions. The Committee shall determine the number of Performance Units to be granted to each participant. Performance Units may be issued in different classes or series having different terms and conditions.

      (b) Award Period. The award period (the "Award Period") in respect of any Award of Performance Units shall be such period as the Committee shall determine commencing as of the beginning of the fiscal year of the Company in which such Award is made. An Award Period may contain a number of performance periods; each performance period shall commence on or after the first day of the Award Period and shall end no later than the last day of the Award Period.

      (c) Performance Objectives. At the time each Award is made, the Committee shall establish individual and/or Company performance objectives to be attained within the performance periods as the means of determining Actual Value. The performance objectives shall be selected by the Committee in its sole discretion. The performance objectives may relate to the Company, one or more of its Subsidiaries or one or more of its divisions, units, partnerships, joint venturers or minority investments, product lines or products or any combination of the foregoing, and may be applied on an absolute basis and/or be relative to one or more peer group companies or indices, or any combination thereof, all as the Committee shall determine. In addition, the performance objectives may be calculated without regard to extraordinary items.

      (d) Termination of Employment. Except as otherwise determined by the Committee, a participant's Performance Units shall be cancelled if the participant's continuous employment with the Company and all of its Subsidiaries shall terminate for any reason prior to the end of the Award Period, except solely by reason of a period of Related Employment, and except as otherwise specified in this subparagraph 5(d) or in subparagraph 5(e). Notwithstanding the foregoing, if the participant's employment terminates because he has:


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            (i)   died or become Disabled prior to the end of the Award Period, the Performance Units shall be cancelled at the end of the next ending performance period and he, or his legal representative, as the case may be, shall receive payment in respect of such Performance Units which he would have received had he been in continuous employment with the Company through the end of that period and had the individual performance objectives, if any, that were imposed been achieved; provided, however, that no such continuation shall be deemed to have occurred for purposes of applying subparagraph 5(e) in the event of an Adverse Change in the Plan in respect of the participant following a Change in Control; or

            (ii) retired under an approved retirement program of the Company or a Subsidiary of the Company (or such other plan as may be approved by the Committee, in its sole discretion, for this purpose) prior to the end of the Award Period, and

                  (A) at the time of his retirement, the participant is 65 years old or older, the Performance Units shall be cancelled at the end of the next ending performance period, and he shall receive the Maximum Value in respect to such Performance Units, at the date of cancellation,

                  (B) at the time of his retirement the participant is less than 65 years old and his retirement occurs prior to the end of the first performance period in the Award Period, and before 24 months have elapsed since the first day of the Award Period, the participant shall receive payment with respect to the Actual Value of one-ninth of the Performance Units awarded to him under the Award, and

                  (C) at the time of his retirement the participant is less than 65 years old and his retirement occurs prior to the end of the first performance period in the Award Period and after at least 24 months have elapsed since the first day of the Award Period, the participant shall receive payment with respect to the Actual Value of two-ninths of the Performance Units awarded to him under the Award.

      (e) Change in Control or Unfriendly Change in Control of the Company. If there occurs,

            (i) either a Change in Control of the Company or the disposition by the Company of the business of the Company for which the participant's services are principally performed pursuant to a sale or other disposition of all or substantially all of the business or business-related assets of the Company or all or substantially all of the assets or shares of a Subsidiary of the Company for which the participant's services are principally performed, and on the date of such transaction or within 24 months thereafter (but in any event prior to the end of the Award Period):

                  (A) there is a Termination Without Cause of the employment of a participant;

                  (B) there is a Constructive Termination of the employment of a participant; or

                  (C) there occurs an Adverse Change in the Plan in respect of a participant, or

            (ii)  an Unfriendly Change in Control of the Company, then:

                  (A)   the participant shall receive the Maximum Value of:


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                  (1) that number of Performance Units which is in the same
                  proportion to the total number of Performance Units awarded to the participant under such Award as

                        (x) the number of full months which have elapsed since the first day of the Award Period to the end of the first month in which occurs the Unfriendly Change in Control of the Company or one of the events described in clauses (A), (B) or (C) of subparagraph 5(e)(i) is to

                        (y) the total number of months in the Award Period, less

                  (2) the number of Performance Units awarded to the participant under the Award in respect of which payment has already been made to the participant or his beneficiary, and

            (B) if the number of Performance Units determined pursuant to subpart (1) of clause (A) above is less than the number of Performance Units subject to the particular Award, the participant shall receive the Actual Value of the remaining Performance Units. The Actual Value of the remaining Performance Units shall be determined as follows:

                  (x) if the Committee shall have determined, prior to the Change in Control or Unfriendly Change in Control of the Company, as the case may be, of the Company and based on the most recent performance status reports, that the performance objectives for the particular Award were being met at the date of the determination, the Actual Value of the remaining Performance Units subject to the particular Award shall be equal to their Maximum Value, and

                  (y) if the determination of the Committee was that the performance objectives for the particular Award were not being met at the date of the determination, the Actual Value of the remaining Performance Units subject to the particular Award shall be such amount as shall have been determined by the Committee as provided above in this subparagraph 5(e), but in no event shall Actual Value be less than fifty percent (50%) of Maximum Value for this purpose.

      Payment of any amount in respect of Performance Units as described above in this subparagraph 5(e) shall be made as promptly as possible after the occurrence of one of the events described in clauses 5(e)(i)(A) through 5(e)(i)(C) or 5(e)(ii), as the case may be. Notwithstanding anything herein to the contrary, if, following a Change in Control of the Company (other than an Unfriendly Change in Control of the Company), a participant's employment remains continuous through the end of a performance period, then the participant shall be paid with respect to those Performance Units for which he would have been paid had there not been a Change in Control of the Company and the Actual Value of those Shares shall be determined in accordance with subparagraph 5(f).

(f)   Payment of Awards.

      (i) Except as otherwise provided in subparagraph 5(e), as soon as practicable after the end of the performance period or such earlier date as the Committee in its sole discretion may designate, the Committee shall determine whether the conditions of subparagraphs 5(c) and/or 5(d) have been met and, if so, shall certify such fact to


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            the Board and shall ascertain the Actual Value of the Performance
            Units. The Committee shall cause an amount equal to the Actual Value of the Performance Units earned by the participant to be paid to him or his beneficiary.

      (ii) Payment of any amount in respect of the Performance Units shall be made by the Company as promptly as practicable or, if the participant elects, shall be deferred to such other time or times as the Committee shall determine, and may be made in cash, in Shares, or partly in cash and partly in Shares as determined by the Committee. Such deferred payments may be made by undertaking to pay cash in the future, together with such additional amounts as may accrue thereon until the date or dates of payment, as determined by the Committee in its discretion.

6.    RESTRICTIONS ON DISTRIBUTIONS OF SHARES AND SHARE TRANSFERABILITY

      Notwithstanding anything herein to the contrary, no Shares shall be issued hereunder unless counsel for the Company is satisfied that such issuance will be in compliance with applicable laws (including, without limitation, United States federal and state securities laws, Bermuda law and any applicable Bermuda Monetary Authority permissions required) and applicable requirements of any securities exchange or similar entity, and unless the participant's tax obligations have been satisfied pursuant to subparagraph 10(c). The Committee may require each individual receiving Shares pursuant to an Award to represent to and agree with the Company in writing that such individual is acquiring the Shares without a view to distribution thereof. The Committee may impose such restrictions on any Shares acquired pursuant to Awards as it may deem advisable, including, without limitation, restrictions to comply with Bermuda law, applicable securities laws, the requirements of any stock exchange or market upon which such Shares are then listed and/or traded and with any blue sky or state securities laws applicable to such Shares.

7.    DEFINITIONS

      For the purposes of the Plan and instruments entered into pursuant to the Plan, unless otherwise defined herein or in any related agreements, the following terms shall have the meanings set forth below:

      (a) "Actual Value" means the potential value of an Award, as determined by the Committee pursuant to paragraph 5.

      (b)   "Adverse Change in the Plan" means

            (i)   termination of the Plan pursuant to paragraph 14;

            (ii) amendment of the Plan pursuant to paragraph 11 that materially diminishes the value of Awards that may be granted under the Plan, either to individual participants or in the aggregate, unless there is substituted concurrently authority to grant long-term incentive awards of comparable value to individual participants in the Plan or in the aggregate, as the case may be; or

            (iii) in respect of any holder of an Award, a material diminution in his rights held under such Award (except as may occur under the terms of the Award as originally granted), unless there is substituted concurrently a long-term incentive award with a value at least comparable to the loss in value attributable to such diminution in rights.


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      (c)   "Award" means, individually or collectively, a grant of Performance
            Units under the Plan.

      (d) "Award Period" means the period during which an Award is scheduled to be outstanding, as described in subparagraph 5(b).

      (e)   "Board" means the Board of Directors of the Company.

      (f)   "Cause" means:

            (i) an act or omission by the participant that constitutes a felony or any crime involving moral turpitude; or

            (ii) gross negligence or willful gross misconduct by the participant in connection with his employment by the Company or by a Subsidiary of the Company.

      (g) "Change in Control of the Company" means the occurrence of any of the following:

            (i) any person or group (within the meaning of Section 13(d) and 14(d)(2) of the Exchange Act), other than the Company or its Subsidiaries, becomes the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of thirty-five percent (35%) or more of the Company's then outstanding Shares; or

            (ii) the Continuing Directors cease for any reason to constitute a majority of the Board of the Company.

            A Change in Control of the Company within the meaning of this subparagraph 7(g) also may constitute an Unfriendly Change in Control of the Company within the meaning of subparagraph 7(s). Notwithstanding anything herein to the contrary, a Change in Control shall not occur upon an underwritten public offering of the Company's Shares.

      (h) "Committee" means the committee established pursuant to paragraph 2 that administers the Plan and Awards granted under the Plan.

      (i) "Constructive Termination" means a termination of employment with the Company or a Subsidiary of the Company at the initiative of the participant that the participant declares by prior written notice delivered to the Secretary of the Company to be a Constructive Termination by the Company or a Subsidiary of the Company and which follows:

            (i)   a material decrease in his salary; or

            (ii) a material diminution in the authority, duties or responsibilities of his position with the result that the participant makes a determination in good faith that he cannot continue to carry out his job in substantially the same manner as it was intended to be carried out immediately before such diminution. Notwithstanding anything herein to the contrary, Constructive Termination shall not occur within the meaning of this subparagraph 7(i) until and unless 30 days have elapsed from the date the Company receives such written notice without the Company curing or causing to be cured the circumstance or circumstances described in this subparagraph 7(i) on the basis of which the declaration of Constructive Termination is given.

      (j)   "Continuing Director" means a member of the Board:


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            (i)   who is not an employee of the Company or a Subsidiary of the
                  Company or of a holder of (or an employee or an affiliate of an entity or group that holds) thirty-five percent (35%) or more of the Company's Shares, and

            (ii) who either was a member of the Board on January 1, 2002, or who subsequently became a director of the Company and whose election, or nomination for election, by the Company's holders was approved by a vote of a majority of the Continuing Directors then on the Board (which term, for purposes of this definition, shall mean the whole Board and not any committee thereof). Any action, approval of which shall require the approval of a majority of the Continuing Directors, may be authorized by one Continuing Director, if he is the only Continuing Director on the Board, but no such action may be taken if there are no Continuing Directors on the Board.

      (k) "Disabled" means the physical or mental condition of a participant, which the Committee determines would entitle him to payment of monthly disability benefits under any long-term disability plan of the Company or a Subsidiary of the Company in which he is a participant.

      (l) "Exchange Act" means the United States Securities Exchange Act of 1934, as amended.

      (m) "Maximum Value" means, with respect to each Performance Unit, the book value per Share as stated in the most recent audited accounts of the Company on the date the Award is paid or becomes payable to participants or, in the event that Shares are publicly traded on a recognized stock exchange, the closing price of the Shares as at the date prior to the day that the Award is paid.

      (n) "Performance Units" means a hypothetical unit used as a measure of a participant's potential benefit under the Plan, which has a value determined pursuant to the terms of the Plan.

      (o) "Related Employment" means the employment of an individual by an employer which is neither the Company nor a Subsidiary provided:

            (i) such employment is undertaken and continued by the individual at the request of the Company or a Subsidiary;

            (ii) immediately prior to undertaking such employment, the individual was an employee of the Company or a Subsidiary, or was engaged in Related Employment; and

            (iii) such employment is recognized by the Committee, in its sole discretion, as Related Employment for the purposes of the Plan and the participant's Award(s). For purposes of the Plan and a participant's Award(s), a participant's Related Employment shall be treated as employment by the Company and termination of Related Employment shall be treated as a termination of employment with the Company.

      (p) "Shares" means common shares of the Company, par value U.S. $0.01 per Share.

      (q) "Subsidiary" means a "subsidiary corporation" as defined in Section 86 of the Companies Act 1981, as amended.


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      (r)   "Termination Without Cause" means a termination of the participant's employment with the Company or a Subsidiary of the Company by the Company or the Subsidiary other than:

            (i)   because of the participant's death or Disability, or

            (ii)  for Cause.

            Notwithstanding anything herein to the contrary, unless otherwise determined by the Committee, if the participant's employment with the Company and its Subsidiaries shall terminate due to the disposition of the business of the Company for which the participant's services are principally performed pursuant to a sale or other disposition of all or substantially all of the business or business-related assets of the Company or all or substantially all of the assets or shares of a Subsidiary of the Company for which the participant's services are principally performed, such termination shall be deemed to be a "Termination Without Cause" for purposes of subparagraph 5(e) hereof.

      (s) "Unfriendly Change in Control of the Company" means the occurrence of the following:

            (i) any person or group (within the meaning of Section 13(d) and 14(d)(2) of the Exchange Act), other than the Company, becomes the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of thirty-five percent (35%) or more of the Company's then outstanding Shares through a transaction that is opposed by the Company's Chairman; and

            (ii) a majority of the Company's Continuing Directors, by resolution adopted within 30 days following the date the Company becomes aware that subparagraph 7(s)(i) has been satisfied, determines that a Change in Control has occurred.

8.    ANTI-DILUTION AND OTHER ADJUSTMENTS

      In the event of any change in the outstanding Shares of the Company by reason of any share split, share dividend, recapitalization, merger, consolidation, reorganization, combination or exchange of Shares or other similar event, and if the Committee shall determine, in its sole discretion, that such change equitably requires an adjustment of the Maximum Value or Actual Value of Performance Units which have been awarded to any participant, the Award Periods, or the performance objectives or performance periods, then such adjustment shall be made by the Committee and shall be conclusive and binding.

9.    DESIGNATION OF BENEFICIARY BY PARTICIPANT

      A participant may name a beneficiary to receive any payment to which he may be entitled in respect of Performance Units under the Plan in the event of his death, on a form to be provided by the Committee. A participant may change his beneficiary from time to time in the same manner. If no designated beneficiary is living on the date on which any amount becomes payable to a participant's executors or administrators, the term "beneficiary" as used in the Plan shall include such person or persons.


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10.   MISCELLANEOUS PROVISIONS

      (a) Limitation of Rights. Neither the Plan nor any action taken hereunder shall be construed as giving an employee any right to be retained in the employ of the Company or any Subsidiary of the Company.

      (b) Transferability. A participant's rights and interest under the Plan may not be assigned or transferred in whole or in part either directly or by operation of law or otherwise (except in the event of a participant's death), including but not limited to, execution, levy, garnishment, attachment, pledge, bankruptcy or in any other manner and no such right or interest of any participant in the Plan shall be subject to any obligation or liability of such participant.

      (c) Withholding. The Company and its Subsidiaries shall have the right to deduct from any payment (whether in shares or cash) made under the Plan any federal, state or local income or other taxes required by law to be withheld with respect to such payment. It shall be a condition to the obligation of the Company to issue Shares or cash upon payment of a Performance Unit that the participant (or any beneficiary) pay to the Company, upon its demand, such amount as may be required by the Company for the purpose of satisfying any tax withholding obligations. If the amount requested is not paid, the Company may refuse to issue payment.

      (d) Expenses. The expenses of the Plan shall be borne by the Company. However, if an Award is made to an employee of a Subsidiary:

            (i) if such Award results in payment of cash to the participant, such Subsidiary shall pay to the Company an amount equal to such cash payment; and

            (ii) if the Award results in the issuance to the participant of Shares, such Subsidiary shall pay to the Company an amount equal to fair market value thereof, as determined by the Committee, on the date such Shares are issued (or, in the case of issuance of Restricted Share or of Shares subject to transfer and forfeiture conditions, equal to the fair market value thereof on the date on which such Shares are no longer subject to applicable restriction), minus the amount, if any, received by the Company in exchange for such Shares.

      (e) Unfunded Plan. The Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any Award under the Plan.

      (f) Acceptance and Ratification by Participants. By accepting any Award or other benefit under the Plan, each participant and each person claiming under or through him shall be conclusively deemed to have indicated his acceptance and ratification of, and consent to, any action taken under the Plan by the Company, the Board or the Committee.

      (g) Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, the plural shall include the singular and the singular shall include the plural.

      (h) Headings Not Part of Plan. Headings of paragraphs and subparagraphs hereof are inserted for convenience and reference only; they do not constitute part of the Plan.


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      (i)   Governing Law. To the extent not preempted by United States Federal law, the Plan, and all agreements hereunder, shall be construed in accordance with, and governed by, the laws of Bermuda.

11.   AMENDMENT

      The Plan and any Award instruments may be amended at any time and from time to time by the Board. No amendment of the Plan or an Award instrument shall adversely affect any right of any participant with respect to any Award previously granted without such participant's written consent. For purposes of this paragraph 11, an adjustment made in good faith by the Committee pursuant to paragraph 8 shall not be deemed to have adversely affected an Award previously granted hereunder.

12.   SUCCESSORS

      All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, share exchange, or other transaction involving all or substantially all of the business and/or assets of the Company.

13.   EFFECTIVE DATE OF PLAN

      The Plan shall be effective as of January 8, 2002.

14.   TERMINATION

      The Plan shall terminate upon the earlier of the following dates or events to occur:

      (a)   the adoption of a resolution of the Board terminating the Plan; or

      (b)   January 8, 2012.

      No termination of the Plan shall alter or impair any of the rights or obligations of any person, without his consent, under any Award previously granted under the Plan.

                        AS ORIGINALLY APPROVED BY THE BOARD OF DIRECTORS ON JANUARY 8, 2002.


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